UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

655 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KFFB	The NASDAQ Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement.

On February 19, 2026, the Office of the Comptroller of the Currency (the “OCC”), the primary federal banking regulator of First Federal Savings Bank of Kentucky (the “Bank”), the indirect wholly-owned bank subsidiary of Kentucky First Federal Bancorp (the “Company”), published notification that the OCC has terminated its formal written agreement, dated August 13, 2024 (the “Agreement”), with the Bank. A summary of the material terms of the Agreement was disclosed in the Company’s Current Report on Form 8-K filed on August 15, 2024, which summary is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 thereto.

As a result of the termination of the Agreement, the Bank is no longer considered to be in “troubled condition” pursuant to 12 C.F.R. § 5.51(c)(7)(ii) and is an “eligible savings association” for purposes of 12 C.F.R. § 5.3.

In addition to terminating the Agreement, the OCC has also lifted the individual minimum capital requirements imposed on the Bank in connection with the Agreement.

A copy of the Company’s press release announcing the termination of the Agreement is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated February 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: February 19, 2026	By:	/s/ R. Clay Hulette
R. Clay Hulette
Chief Executive Officer

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